As filed with the Securities and Exchange Commission on March 25,
1998
                           Registration No. 333
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                      POST-EFFECTIVE AMENDMENT NO. 1
                              ON FORM S-8
                              TO FORM S-4*

                         REGISTRATION STATEMENT
                                 Under
                        THE SECURITIES ACT OF 1933


                          The Titan Corporation
         (Exact name of Registrant as specified in its charter)


Delaware                                            95-2588754
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)            Identification Number)

                       3033 Science Park Road
                     San Diego, CA  92121-1199
               (Address of principal executive offices)


               Options Assumed By The Titan Corporation
                   Originally Granted Under the
                       DBA Systems, Inc.
          1992 Employee Incentive Stock Option Plan and
          1993 Directors' Stock Option Plan (the "DBA Plans")
                      and Outside the DBA Plans
                     (Full title of the plans)


                          Ira Frazer
                    Senior Vice President,
                 General Counsel and Secretary
                     THE TITAN CORPORATION
                    3033 Science Park Road
               San Diego, California 92121-1199
            (Name and address of agent for service)


                        (619) 552-9500
(Telephone number, including area code, of agent for service)

                          Copies to:
                M. Wainwright Fishburn, Esq.
                    Jeremy D. Glaser, Esq.
                     COOLEY GODWARD LLP
               4365 Executive Drive, Suite 1100
                    San Diego, CA 92121
                       (619) 550-6000

*  See Explanatory Note following this cover page.




              CALCULATION OF REGISTRATION FEE

Title of                    Proposed         Proposed
securities     Amount       maximum          maximum           Amount of
to be          to be        offering price   aggregate         registration
registered     registered   per share        offering price    fee
--------------------------------------------------------------------------
Common Stock,    441,020      (1)               (1)              (1)
$.01 par value   shares



 (1) Registration fee with respect to these shares was previously paid in connection with the filing of Registrant's Registration
Statement on Form S-4 (File No. 333-45719) which was declared effective February 6, 1998. See Explanatory Note below.




                      EXPLANATORY NOTE

The Titan Corporation (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-45719), effective February 6, 1998 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 (the "Registration Statement") relating to 441,020 shares of Common Stock, $.01 par value, of the Registrant (the "Common Stock") issuable in connection with the DBA Systems, Inc. 1992 Employee Incentive Stock Option Plan and 1993 Directors' Stock Option Plan (collectively, the "Plans") and options granted by DBA Systems, Inc. outside of the Plans (the "Non-Plan Options").

On February 27, 1998, pursuant to an Agreement and Plan of
Merger and Reorganization, dated as of January 5, 1998 (the "Merger Agreement"), DBA Systems, Inc. ("DBA") became a wholly owned subsidiary of the Registrant (the "Merger"). As provided in the Merger Agreement, each outstanding share of common stock, $.10 par value, of DBA ("DBA Common Stock") was converted into the right to receive 1.366667 shares of the Registrant's Common Stock.

Pursuant to the Merger Agreement, DBA and the Registrant have taken such actions as are necessary such that DBA Common Stock is no longer issuable under the Plans and the Non-Plan Options. Instead, the Registrant's Common Stock will be issuable under the Plans and upon exercise of Non-Plan Options in such amounts and at such prices as adjusted pursuant to the Plans, the Non-Plan Options and the Merger Agreement.
This Registration Statement relates to 441,020 shares of the Registrant's Common Stock registered on the Form S-4, which were not issued in connection with the Merger and that are issuable with respect to the Plans and the Non-Plan Options.

                           PART II
      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.

The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Registrant's Proxy Statement for the 1996 Annual Meeting of Stockholders filed pursuant to Rule 14a-6 of the Exchange Act, the Registrant's Prospectus/Joint Proxy Statement dated February 6, 1998, the Registrant's Registration Statement on Form S-4 (No. 333-45719) filed on February 6, 1998, the Registrant's Current Report on Form 8-K dated February 26, 1998, the Registrant's Current Report on Form 8-K/A dated February 26, 1998, the Registrant's Registration Statement on Form S-4 (No. 333-47633) filed on March 10, 1998, and the description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission by Electronic Memories and Magnetics Corporation, dated June 16, 1969; as amended by the Form 8 filed with the Commission by the Registrant on January 22, 1986, and the Form 8-B/A filed with the Commission by the Registrant on July 31, 1995, each as filed by the Registrant with the Commission, are hereby incorporated by reference in this registration statement except as superseded or modified herein. All documents subsequently filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such reports and documents.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of
Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
The Registrant's Bylaws contain a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty, except to the extent such limitation of liability is prohibited by the Delaware Law. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Bylaws provide that the Registrant shall indemnify directors and officers to the fullest extent permitted by law. The effect of these provisions is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
In addition, Registrant has entered into indemnity agreements with its executive officers and directors whereby Registrant obligates itself to indemnify such officers and directors from any amounts which the officer or director becomes obligated to pay because of any claim made against him or her arising out of any act or omission committed while he or she is acting in his or her capacity as a director and/or officer of Registrant.
Registrant maintains directors and officers liability insurance coverage that insures its officers and directors against certain losses that may arise out of their positions with the Registrant and insures the Registrant for liabilities it may incur to indemnify its officers and directors.
Item 7.          Exemption from Registration Claimed.
Not applicable.

Item 8.       Exhibits.

Exhibit
Number      Description of Document
 3.1     Registrant's Restated Certificate of Incorporation.(1)
 3.2 Registrant's Certificate of Amendment of Restated Certificate of Incorporation.(1)
 3.3     Registrant's Bylaws, as amended.(2)
 5.1     Opinion of Cooley Godward LLP.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Deloitte & Touche LLP.
23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1     Power of Attorney (included in Part II of this
Registration Statement).
99.1 DBA Systems, Inc.'s 1992 Employee Incentive Stock Option Plan (the "1992 Plan").(3)
99.2     Form of Incentive Stock Option under the 1992 Plan.(3)
99.3 DBA Systems, Inc.'s 1993 Directors Stock Option Plan (the "Directors' Plan").(4)
99.4 Form of Nonstatutory Stock Option under the Directors'
Plan.(4)
 ----------------------
(1) Filed as an exhibit to Registrant's 1987 Annual Report on Form 10-K and incorporated herein by reference.
(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q dated November 13, 1995 and incorporated herein by reference.
(3) Filed as an exhibit to DBA Systems, Inc.'s 1992 Definitive Proxy Statement and incorporated herein by reference.
(4) Filed as an exhibit to DBA Systems, Inc.'s 1993 Definitive Proxy Statement and incorporated herein by reference.

Item 9.       Undertakings.

     (a)     Rule 415 Offering.
          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     Filings Incorporating Subsequent Exchange Act
Documents By Reference.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, The Titan Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on March 24, 1998.


                     THE TITAN CORPORATION
                    By:
                        /s/ Gene W. Ray
                        ===================================
                        Gene W. Ray,
                        Chief Executive Officer and President

                     POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene W. Ray, Eric
M. DeMarco and Ira Frazer, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                    Title                   Date

/s/ J.S. Webb                Chairman of the         March 24, 1998
===================          Board of Directors
J.S. Webb

/s/ Gene W. Ray              President and Chief     March 24, 1998
===================          Executive Officer
Gene W. Ray                  (Principal Executive
                             Officer) and Director

/s/ Eric M. DeMarco          Senior Vice President   March 24, 1998
===================          and Chief Financial
Eric M. DeMarco              Officer (Principal
                             Financial and Accounting
                             Officer)

/s/ Charles R. Allen         Director                March 24, 1998
===================
Charles R. Allen

/s/ Joseph F. Caligiuri      Director                March 24, 1998
===================
Joseph F. Caligiuri

/s/ Daniel J. Fink           Director                March 24, 1998
===================
Daniel J. Fink

/s/ Robert E. LaBlanc        Director                March 24, 1998
===================
Robert E. LaBlanc

/s/ Thomas G. Pownall        Director                March 24, 1998
===================
Thomas G. Pownall

                       EXHIBIT INDEX

Exhibit
Number      Description of Document
 3.1     Registrant's Restated Certificate of Incorporation.(1)
 3.2 Registrant's Certificate of Amendment of Restated Certificate of Incorporation.(1)
 3.3     Registrant's Bylaws, as amended.(2)
 5.1     Opinion of Cooley Godward LLP.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Deloitte & Touche LLP.
23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1     Power of Attorney (included in Part II of this
Registration Statement)
99.1 DBA Systems, Inc.'s 1992 Employee Incentive Stock Option Plan (the "1992 Plan").(3)
99.2     Form of Incentive Stock Option under the 1992 Plan.(3)
99.3 DBA Systems, Inc.'s 1993 Directors Stock Option Plan (the "Directors' Plan").(4)
99.4 Form of Nonstatutory Stock Option under the Directors'
Plan.(4)
----------------------
(1) Filed as an exhibit to Registrant's 1987 Annual Report on Form 10-K and incorporated herein by reference.
(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q dated November 13, 1995 and incorporated herein by reference.
(3) Filed as an exhibit to DBA Systems, Inc.'s 1992 Definitive Proxy Statement and incorporated herein by reference.
(4) Filed as an exhibit to DBA Systems, Inc.'s 1993 Definitive Proxy Statement and incorporated herein by reference.